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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
iBASIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                      April 4, 2002

Dear Shareholder:

        You are cordially invited to attend the 2002 Annual Meeting of Shareholders of iBasis, Inc., which will be held at our offices, located at 20 Second Avenue, Burlington, Massachusetts 01803, on Wednesday, May 22, 2002 at 10:00 a.m., local time.

        The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. Our 2001 Annual Report to Shareholders is also enclosed for your information.

        All shareholders are invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose).

        Your shares cannot be voted unless you date, sign, and return the enclosed proxy card, vote electronically via the Internet, vote by telephone, or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote upon, the matters before the shareholders are important.

                      Sincerely,

                      Ofer Gneezy
                      President and Chief Executive Officer

iBASIS, INC.
20 Second Avenue
Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 22, 2002

TO OUR SHAREHOLDERS:

        The 2002 Annual Meeting of Shareholders of iBasis, Inc., a Delaware corporation, will be held on Wednesday, May 22, 2002, at 10:00 a.m., local time, at our offices, located at 20 Second Avenue, Burlington, Massachusetts 01803. The purposes of the Annual Meeting are:

  1.
  To elect three Class 3 directors to hold office for a three-year term and until each director's successor has been duly elected and qualified; and

  2.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record on the books of iBasis at the close of business on March 29, 2002 will be entitled to notice of and to vote at the Annual Meeting.

        Please sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope, or vote via the Internet or by telephone, as instructed in the proxy materials, at your earliest convenience. If you return the proxy, you may nevertheless attend the Annual Meeting and vote your shares in person.

        All of our shareholders are cordially invited to attend the Annual Meeting.

                      By Order of the Board of Directors,

                      Jonathan D. Draluck
                      Secretary

Burlington, Massachusetts
April 4, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES, OR VOTE VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THE PROXY MATERIALS.

iBASIS, INC.
20 Second Avenue
Burlington, Massachusetts 01803

PROXY STATEMENT

Annual Meeting of Shareholders to Be Held on Wednesday, May 22, 2002

        Proxies enclosed with this Proxy Statement are solicited by the Board of Directors of iBasis, Inc., a Delaware corporation, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 22, 2002 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803, and any adjournments thereof.

        Registered shareholders may vote their shares by mailing their signed proxy card, via the Internet, or by telephone, as directed in the proxy materials. We believe that the procedures that have been put in place are consistent with the requirements of applicable law.

        Shares represented by duly executed proxies received by iBasis prior to the Annual Meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly executed proxy is returned without voting instructions, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR the election of the nominees for directors named below. The Board of Directors of iBasis is not aware of any other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all duly executed proxies received by iBasis will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

        Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy, by written notice of revocation to our Secretary at the address set forth below, or by voting in person at the Annual Meeting. If a shareholder does not intend to attend the Annual Meeting, any written proxy or notice should be returned for receipt by iBasis, not later than the close of business on Tuesday, May 21, 2002. We have retained EquiServe Trust Company N.A. and Strategic Stock Surveillance, LLC to organize the distribution and return of the proxy materials. EquiServe is paid $15,000 annually for various services, including those rendered in connection with our Annual Meeting. Strategic Stock Surveillance will be paid a $1,800 fee to distribute the proxy materials. iBasis will bear the cost of solicitation of proxies relating to the Annual Meeting.

        Only shareholders of record as of the close of business on March 29, 2002, the record date, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date, there were 45,604,864 shares (excluding treasury shares) of common stock, $0.001 par value, issued and outstanding. These shares of common stock are the only securities of iBasis entitled to vote at the Annual Meeting. Shareholders are entitled to cast one vote for each share of common stock held of record on the record date.

        An Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement. The mailing address of iBasis' principal executive offices is 20 Second Avenue, Burlington, Massachusetts 01803.

        This Proxy Statement and the proxy enclosed herewith were first mailed to shareholders on or about April 12, 2002.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of our common stock as of March 29, 2002 by:

  •
  each person we know owns beneficially more than five percent (5%) of our common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 29, 2002 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Unless otherwise indicated, the address for each of the following shareholders is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

	Shares Beneficially Owned
Directors, Executive Officers and 5% Shareholders
	Number	Percent
Ofer Gneezy (1)	3,689,432	8.09%
Menlo Ventures VII, L.P. and affiliated entities (2)	3,430,351	7.52
Gordon J. VanderBrug (3)	1,721,501	3.77
Charles N. Corfield (4)	1,384,416	3.04
Charles Giambalvo (5)	134,999	*
Charles Skibo (6)	120,000	*
Paul H. Floyd (7)	88,750	*
Carl Redfield (8)	70,000	*
W. Frank King (9)	53,250	*
Richard G. Tennant (10)	0	*
All executive officers and directors as a group (9 persons) (11)	7,262,348	15.9%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
Includes 97,498 shares of common stock issuable upon exercise of options within 60 days of March 29, 2002. Also includes 50,000 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by the Ofer Gneezy 1999 Family Trust. Mr. Gneezy is our President, Chief Executive Officer, and one of our directors.

(2)
Includes 3,292,083 shares held by Menlo Ventures VII, L.P. and 138,268 held by Menlo Entrepreneurs Fund VII, L.P. The address for Menlo Ventures is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025.

(3)
Includes 76,249 shares of common stock issuable upon exercise of options within 60 days of March 29, 2002. Also includes 1,197,345 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein. Does not include 29,230 shares of common stock held by Dr. VanderBrug's spouse. Dr. VanderBrug disclaims beneficial ownership of the shares held by his spouse. Dr. VanderBrug is our Executive Vice President and Assistant Secretary and one of our Directors.

(4)
Includes of 1,344,416 shares held by the Charles N. Corfield Trust u/a/d 12/19/91, a revocable trust of which Mr. Corfield is the sole trustee. Also includes 40,000 shares of common stock issuable upon exercise of options within 60 days of March 29, 2002. Mr. Corfield is one of our directors.

(5)
Includes 134,999 shares of common stock issuable upon exercise of options within 60 days of March 29, 2002. Mr. Giambalvo is our Senior Vice President of Worldwide Sales.

(6)
Includes 120,000 shares of common stock issuable upon exercise of options within 60 days of March 29, 2002. Mr. Skibo is one of our directors and also serves as President of iBasis Speech Solutions.

(7)
Includes 58,750 shares of common stock issuable upon exercise of options within 60 days of March 29, 2002. Mr. Floyd is our Senior Vice President, R&D, Engineering and Operations.

(8)
Includes 70,000 shares of common stock issuable upon exercise of options within 60 days of March 29, 2002. Mr. Redfield is one of our directors.

(9)
Includes 52,500 shares of common stock issuable upon exercise of options within 60 days of March 29, 2002. Dr. King is one of our directors.

(10)
Mr. Tennant is our Vice President of Finance and Administration and our Chief Financial Officer.

(11)
Includes 643,996 shares of common stock issuable upon the exercise of options within 60 days of March 29, 2002 and certain shares held by affiliates of such directors and executive officers.

Litigation Involving Our Officers and Directors

        Several of our officers and directors have been named as defendants in several class action complaints that were filed in the United States District Court for the Southern District of New York against us, as well as against the investment banking firms that underwrote our November 11, 1999, initial public offering and our March 9, 2000, secondary offering of common stock. The first of these complaints was filed on August 1, 2001. The complaints were filed on behalf of persons who purchased our common stock during different time periods, all beginning on or after November 10, 1999, and ending on or before December 6, 2000. The complaints are similar to each other and to hundreds of other complaints filed recently against other issuers and their underwriters, and allege violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 primarily based on the assertion that there was undisclosed compensation received by our underwriters in connection with our initial public offering. The plaintiffs are seeking an as-yet undetermined amount of monetary damages in relation to these claims.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

        The executive officers of iBasis, and their ages as of March 29, 2002, are as follows.

Name	Age	Position
Executive Officers
Ofer Gneezy	50	President and Chief Executive Officer
Gordon J. VanderBrug	59	Executive Vice President and Assistant Secretary
Charles Giambalvo	46	Senior Vice President of Worldwide Sales
Paul H. Floyd	44	Senior Vice President, R&D, Engineering and Operations
Richard G. Tennant	57	Vice President, Finance and Administration and Chief Financial Officer

        Mr. Gneezy. See "Proposal No. 1—Election of Directors" for Mr. Gneezy's biography.

        Dr. VanderBrug. See "Proposal No. 1—Election of Directors" for Dr. VanderBrug's biography.

        Mr. Giambalvo has served as Senior Vice President of Worldwide Sales of iBasis since January 2000. From 1998 to 1999, Mr. Giambalvo was the President of VocalTec Communications, Inc., a company that helped pioneer commercial Internet telephony. Prior to joining VocalTec, in 1998, Mr. Giambalvo was Vice President of Sales at Stratus Computer, a computer maker. From 1990 to 1998, Mr. Giambalvo was the Senior Vice President of Sales and Customer Service at ECI Telecom, Inc., a manufacturer of telecommunications transmission equipment.

        Mr. Floyd has served as Senior Vice President, R&D, Engineering and Operations since September 2001. From April 2001 to September 2001, Mr. Floyd was our Vice President of Research and Development. Prior to joining iBasis, Mr. Floyd was a Senior Vice President of DSL Business at Paradyne Networks, Inc., a manufacturer of high-speed broadband access products and technology that support and manage high-bandwidth applications and network traffic. From 1996 to 2000, Mr. Floyd served as Vice President of Research and Development and Engineering at Paradyne.

        Mr. Tennant has served as Vice President, Finance and Administration and Chief Financial Officer since October 2001. From 2000 to 2001, Mr. Tennant was the Vice President, Chief Financial Officer and Treasurer of ScoreBoard, Inc., a software company providing optimization solutions for wireless carriers. Before joining ScoreBoard and from 1999 to 2000, Mr. Tennant served as Senior Vice President and Chief Financial Officer of Orbcomm Global, L.P., the world's first commercial provider of global low-earth satellite data and messaging services. From 1997 to 1999, Mr. Tennant also served as Senior Vice President and Chief Financial Officer to Information Resource Engineering, now known as SafeNet, Inc., a developer and manufacturer of security and encryption products for computer data networks.

Summary Compensation

        The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for our Chief Executive Officer and the next four most highly compensated executive officers as of December 31, 2001.

	Annual Compensation (1)						Long-Term Compensation Awards Securities
	Year	Salary	Bonus		Other Annual Compensation		Underlying Options	All Other Compensation
Ofer Gneezy	2001	$200,000	$0		$0		50,000	$0
President and Chief	2000	203,846	150,000	(2)	0		40,000	0
Executive Officer	1999	150,000	135,000	(3)	0		0	0
Gordon J. VanderBrug	2001	180,000	0		0		50,000	0
Executive Vice President	2000	183,462	135,000	(2)	0		30,000	0
and Assistant Secretary	1999	135,000	90,000	(3)	0		0	0
Charles Giambalvo (4)	2001	191,667	0		126,652	(5)	165,000	0
Senior Vice President of	2000	185,000	0		331,950	(6)	0	0
Worldwide Sales	1999	15,417	0		0		150,000	0
Paul H. Floyd (7) Senior Vice President of R&D, Engineering and Operations	2001	126,923	0		62,400	(8)	235,000	0
Richard G. Tennant (9) Vice President, Finance and Administration and Chief Financial Officer	2001	35,897	0		48,000	(10)	150,000	0

(1)
Excludes certain perquisites and other benefits, the amount of which did not exceed 10% of the employee's total salary and bonus.

(2)
Bonus was earned for year ended December 31, 2000, but paid in February 2001.

(3)
Bonus was earned for year ended December 31, 1999, but paid in February 2000.

(4)
Mr. Giambalvo became Senior Vice President of Worldwide Sales in January 2000.

(5)
Mr. Giambalvo received $126,652 in sales commissions in 2001.

(6)
Mr. Giambalvo received $226,335 in sales commissions in 2000, $75,000 in moving and relocation expenses, and $30,615 in interest on a $500,000 loan associated with Mr. Giambalvo's relocation, which was paid by iBasis.

(7)
Mr. Floyd became Senior Vice President of R&D, Engineering, and Operations in September 2001.

(8)
Mr. Floyd received approximately $62,400 in moving and relocation expenses in 2001.

(9)
Mr. Tennant became Vice President, Finance and Administration and Chief Financial Officer in October 2001.

(10)
Mr. Tennant received approximately $48,000 for relocation assistance in 2001.

        The following table contains information concerning options to purchase common stock that we granted during the year ended December 31, 2001 to each of the officers named in the summary compensation table.

					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (2)
	Individual Grants
		Percent of Total Options Granted to Employees in 2001
	Number of Securities Underlying Options Granted (1)		Exercise Price Per Share	Expiration on Date
					5%	10%
Ofer Gneezy	50,000	1.12%	$0.72	11/15/11	70,066	131,949
Gordon J. VanderBrug	50,000	1.12	0.72	11/15/11	70,066	131,949
Charles Giambalvo	120,000	2.68	3.71	5/30/11	—	—
	45,000	1.01	0.72	11/15/11	63,060	118,754
Paul H. Floyd	175,000	3.91	3.71	5/30/11	—	—
	60,000	1.34	0.72	11/15/11	84,080	158,339
Richard G. Tennant	150,000	3.35	0.72	5/30/11	203,093	374,096

(1)
Shares underlying new hire options generally vest over a four-year period, with 6.25% of the shares vesting on each of the first sixteen three-month anniversaries after the grant date. However, during the first year of employment, no shares underlying an option vest until the first anniversary of the optionee's employment when all shares that would have vested before such date become exercisable. Shares underlying the retention options vest in equal installments either over a four-year period or a two-year period.

(2)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission rules and do not represent an estimate or projection of our future stock prices. Actual gains, if any, on stock option exercises and common stock holdings are dependent on future performance of our common stock and overall stock market conditions. There can be no assurance that the amounts reflected in the table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table contains information concerning option holdings for the year ended December 31, 2001, and such date with respect to each of the officers named in the summary compensation table.

			Number of Shares Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End (1)
	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ofer Gneezy	0	$0	75,000	95,000	$12,600	$33,700
Gordon J. VanderBrug	0	0	56,250	83,750	9,450	32,650
Charles Giambalvo	0	0	90,000	225,000	0	29,000
Paul H. Floyd	0	0	0	235,000	0	35,400
Richard G. Tennant	0	0	0	150,000	0	88,500

(1)
Value is determined by subtracting the exercise price from $1.31, the closing price of our common stock on the Nasdaq National Market on December 31, 2001, multiplied by the number of shares underlying the options.

Employment Agreements

        We currently have employment agreements in effect with Mr. Gneezy, our President and Chief Executive Officer, Dr. VanderBrug, our Executive Vice President and Assistant Secretary, Mr. Giambalvo, our Senior Vice President, Worldwide Sales, Mr. Floyd, our Senior Vice President, R&D, Engineering and Operations, and Mr. Tennant, our Vice President of Finance and Administration and Chief Financial Officer.

        iBasis and Mr. Gneezy are parties to an employment agreement, dated as of August 11, 1997, governing his employment with iBasis as President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Gneezy is paid a base salary of $125,000, and is eligible to receive an annual bonus at the discretion of the Board of Directors. iBasis and Dr. VanderBrug are parties to an employment agreement, dated as of August 11, 1997, governing his employment with iBasis as Executive Vice President. Under the terms of the employment agreement, Dr. VanderBrug is to be paid a base salary of $115,000, and is eligible to receive an annual bonus at the discretion of the Board of Directors. iBasis also has employment agreements with Messrs. Giambalvo, Floyd, and Tennant for serving in their capacities of Senior Vice President, Worldwide Sales, Senior Vice President, R&D, Engineering and Operations and Vice President, Finance and Administration and Chief Financial Officer, respectively. Under the terms of the employment agreements, Mr. Giambalvo is paid a base salary of $185,000, Mr. Floyd is paid a base salary of $180,000, and Mr. Tennant is paid a base salary of $175,000. Each officer is eligible for a bonus to be paid at the discretion of the Chief Executive Officer.

        We may terminate the employment agreements with Messrs. Gneezy and VanderBrug, "for cause" or at any time upon at least thirty days prior written notice, and Messrs. Gneezy and Mr. VanderBrug may terminate their employment agreements "for good reason" or at any time upon at least thirty days prior written notice. We may terminate the employment agreement with Messrs. Giambalvo, Floyd, and Tennant at any time and each may terminate his employment agreement at any time. If we terminate either of Messrs. Gneezy and VanderBrug without cause or if either resigns for good reason, we must continue to pay his base salary and continue to provide health benefits for one year. If, within six months following an acquisition or change of control, we terminate Messrs. Giambalvo, Floyd, or Tennant without cause or if each resigns for good reason, we must continue to pay each officer's base salary and health benefits for nine months.

        The employment agreements with executive officers entitle them to life insurance, health insurance and other employee fringe benefits to the extent that we make benefits of this type available to our other employees. All intellectual property that the officers may invent, discover, originate or make during their term of their employment shall be the exclusive property of iBasis. Each of the officers may not, during or after the term of his employment, disclose or communicate any confidential information without iBasis' prior written consent. The agreements with Messrs. Gneezy and VanderBrug also provide that in the event of an acquisition or change in control, each of their options and restricted shares, if any, shall automatically become fully vested immediately prior to such event, and each such option shall remain exercisable until the expiration of such option or until it sooner terminates in accordance with its terms. The agreements with Messrs. Giambalvo, Floyd, and Tennant provide that in the event that we terminate the employment of the officer without cause, or the officer terminates his employment with "good reason," in either case within six months after the occurrence of an acquisition or change in control, then such officers options shall immediately vest and become exercisable.

        In general, "good reason" as used in employment agreements of Messrs. Gneezy and VanderBrug means any material change in the compensation, position, and location of employment or responsibilities of the employee. "For cause" generally means gross negligence or willful misconduct of the employee, a breach of the employment agreement or the commission of a crime.

        Our employment agreements with Messrs. Giambalvo, Floyd, and Tennant also contain provisions relating to expenses for each officer's relocation to the Boston area.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors administers our executive compensation. The Compensation Committee, which is composed of three directors, establishes and administers our executive compensation policies and plans and administers our stock option and other equity-related compensation plans. The Compensation Committee considers internal and external information in determining officers' compensation, including outside survey data.

Compensation Philosophy

        iBasis' compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the shareholders. The compensation policies are designed to achieve the following objectives:

  •
  Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

  •
  Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of iBasis and the creation of shareholder value.

  •
  Further the iBasis' short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

        iBasis' executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

        Base Salary.    Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of Internet telephony companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the company. Overall, the Compensation Committee believes that base salaries for executive officers are approximately competitive with median base salary levels for similar positions in these Internet telephony companies.

        Incentive Awards.    iBasis' executive officers are eligible to receive cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. During the second quarter of the year, iBasis suspended these bonus programs for all executives and employees in an effort to reduce operational costs.

        Long Term Incentives.    The Compensation Committee believes that stock options are an excellent vehicle for compensating its officers and employees. iBasis provides long term incentives through its 1997 Stock Incentive Plan, as amended, the purpose of which is to create a direct link between compensation and shareholder value. Stock options are granted at fair market value and vest in installments, generally over two or four years. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to company performance, the anticipated contribution to meeting iBasis' long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of iBasis' common stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

Chief Executive Officer Compensation

        The Chief Executive Officer's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee. For the year ended December 31, 2001, Mr. Gneezy received $200,000 for his annualized base salary, the same amount he received in 2000. Mr. Gneezy did not receive a bonus for the last fiscal year.

        Section 162(m) of the Internal Revenue Code limits the tax deduction of $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes grants made pursuant to iBasis' 1997 Stock Incentive Plan meet the requirement that such grants be "performanced based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that the necessary changes in iBasis' accounting methods in order to do so would not be in the best interest of iBasis or its shareholders.

                    Respectfully Submitted by the Compensation Committee,

                                Ofer Gneezy
                                Carl Redfield
                                Charles N. Corfield

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of three directors, each of whom is independent as defined by Nasdaq National Market listing rules. The Board of Directors had adopted a written Audit Committee Charter.

        The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of iBasis' financial information, control systems, and reporting practices, and for recommending to the Board of Directors the Audit Committee's selection of independent auditors for iBasis.

        The Audit Committee has reviewed and discussed the company's audited financial statements with management, which has primary responsibility for the financial statements. The Audit Committee has discussed with Arthur Andersen LLP, iBasis' independent auditors, the matters that are required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has discussed with Arthur Andersen LLP the auditors' independence from iBasis and its management and has received from Arthur Andersen LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

        Audit Fees. The aggregate fees billed by Arthur Andersen for professional services for audit of iBasis' annual consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in our Forms 10-Q for fiscal 2001 were $400,560.

        Financial Information Systems Design and Implementation Fees. There were no services rendered by Arthur Andersen LLP for financial information systems design and implementation for fiscal 2001.

        All Other Fees. The aggregate fees billed for all other services rendered by Arthur Andersen LLP, other than services covered in the two previous paragraphs for fiscal year 2001 were $470,365. This amount also includes services rendered in connection with the PriceInteractive, Inc. acquisition, which closed on February 27, 2001.

        The Audit Committee has considered whether the services provided by Arthur Andersen LLP are compatible with maintaining the independence of Arthur Andersen and has concluded that the independence of Arthur Andersen is maintained and not compromised by the services provided.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in iBasis' Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                    Respectfully Submitted by the Audit Committee,

                                W. Frank King
                                Charles N. Corfield
                                Carl Redfield

Compensation Committee Interlocks and Insider Participation

        With the exception of Mr. Gneezy, no member of the Compensation Committee is or has been an officer or employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or the Committee.

Compensation of Directors

        Our directors do not receive cash compensation for their services as directors. However, non-employee directors are reimbursed for travel expenses. We maintain directors' and officers' liability insurance and our by-laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation limits the liability of our directors to either iBasis or its shareholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

        Messrs. Gneezy and VanderBrug, each of who is both a director and executive officer of iBasis received stock option grants of 50,000 shares of common stock each in 2001 for their service as officers of iBasis. See "Executive Compensation." In addition, in November 2001, each of Messrs. Corfield, Redfield and Skibo received an option to purchase 40,000 shares of common stock with such options vesting in eight equal installments of 12.5% increments for each quarter the person serves on the Board of Directors. In November 2001, Mr. Skibo also received a stock option grant of 50,000 shares of common stock for serving as the President of iBasis Speech Solutions, Inc., a wholly-owned subsidiary of iBasis. The options vest 10,000 each month Mr. Skibo serves as President of the subsidiary. In June 2001, Dr. King received an option to purchase 80,000 shares of common stock with 25% of the shares vesting immediately and the remainder vesting 25% each year on the date of the Annual Shareholders Meeting provided, Dr. King still serves as a director. The shares underlying the option for Dr. King can be accelerated in the event of a change of control. In November 2001, Dr. King was also granted an option to purchase 50,000 shares of common stock that vest in eight installments of 12.5% increments for each quarter Dr. King serves on the Board of Directors. All options were granted under the 1997 Stock Incentive Plan.

Section 16(a)—Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and the Company. Based on our review of copies of such forms, all executive officers, directors and 10% holders complied with his obligations with respect to transactions in securities of iBasis during the year ended December 31, 2001, except: Dr. VanderBrug filed a late Form 4 in March 2001; Dr. King filed a late Form 3 in July 2001; and Mr. Daniel J. Price, a former iBasis director and executive officer, filed a late Form 3 in July 2001.

Stock Performance Graph

        The following graph compares the percentage change in the cumulative total shareholder return on our common stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Composite Index and the Nasdaq Stock Market Telecommunications Index (IXTC-O) for the period from November 10, 1999 (the date on which our common stock was first publicly traded) through December 31, 2001. For purposes of the graph, it is assumed that the value of the investment in our common stock and each index was 100 on November 9, 1999 and that all dividends were reinvested. The first datapoint reflected for iBasis is the initial public offering price of the common stock.

COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN AMONG iBASIS,
THE NASDAQ STOCK MARKET (U.S.) COMPOSITE INDEX AND THE
NASDAQ STOCK MARKET TELECOMMUNICATIONS INDEX*

        *    $100 invested on 11/9/99 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

Cumulative Total Return	11/09/99	12/99	03/00	06/00	09/00	12/00	03/01	06/01	09/01	12/01
IBASIS	100	179.69	256.64	269.14	99.22	25.78	19.14	31.25	2.63	8.19
NASDAQ STOCK MARKET (U.S.) INDEX	100	129.89	145.83	126.8	116.68	78.13	58.32	68.74	47.69	61.99
NASDAQ STOCK MARKET TELECOMMUNICATIONS INDEX	100	119.18	126.52	99.87	79.73	50.76	44.72	42.35	30.84	33.98

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes. Each class serves a three-year term. The Class 3 Directors' term will expire at the Annual Meeting. All directors will hold office until their successors have been duly elected and qualified.

        The Board of Directors has nominated Ofer Gneezy, Charles N. Corfield, and Carl Redfield for re-election as Class 3 Directors, to hold office until the Annual Meeting of Shareholders to be held in 2005 and until his respective successor is duly elected and qualified. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for Messrs. Gneezy, Corfield, and Redfield will be voted FOR their election.

        The following table sets forth information on the nominees to be elected at the Annual Meeting and each director whose term of office will extend beyond the Annual Meeting.

Nominee or Director's Name	Age	Position(s) Held	Director Since	Year Term Will Expire	Class of Director
Ofer Gneezy (1)	50	President, Chief Executive Officer, and Director	1996	2002	3
Gordon J. VanderBrug	59	Executive Vice President, Assistant Secretary, Director	1996	2003	1
Charles N. Corfield (1)(2)	41	Director	1997	2002	3
W. Frank King (2)	62	Director	2001	2004	2
Carl Redfield (1)(2)	55	Director	1999	2002	3
Charles M. Skibo	63	Director	1999	2004	2
The Board of Directors is currently conducting a search to fill the Class 1 Director vacancy.

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

        Mr. Gneezy has served as President, Chief Executive Officer and as director of iBasis since our formation in August 1996. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, Mr. Gneezy was an executive of Automatix, Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently serving as its President and Chief Executive Officer. Since July 2000, Mr. Gneezy has served as a director of NMS Communications, Inc., which provides communication solutions for wireless and wireline networks.

        Dr. VanderBrug has served as Executive Vice President and as a director of iBasis since October 1996. From 1991 to 1996, Dr. VanderBrug was the Director of Marketing, Electronic Imaging Systems of Polaroid Corporation. In 1980, Dr. VanderBrug co-founded Automatix, Inc. Dr. VanderBrug received his B.A. in mathematics from Calvin College, a M.A. in mathematics from Wayne State University, and his Ph.D. in computer science from the University of Maryland.

        Mr. Corfield has been a director of iBasis since September 1997. Since 1999, Mr. Corfield has been a director of BeVocal and since 2000, the Chief Executive Officer of SandCherry Networks. Mr. Corfield serves on the board of directors of Liberate Technologies, a web-based, enhanced television company. Mr. Corfield co-founded Frame Technology, a software company, in 1986 and was a member of its board of directors and its Chief Technology Officer until Adobe Systems acquired it in 1995.

        Dr. King has been a private investor since November 1998. From 1992 to 1998, he was Chief Executive Officer and director of PSW Technologies, Inc. (formerly a division of Pencom, Inc.), a provider of software services. From 1988 to 1992, Dr. King was Senior Vice President of Development of Lotus

Development Corporation, and for the previous 19 years he served in various positions with IBM Corporation, including his last position as Vice President of Development for the entry system division. He is also director of NMS Communications, Inc., eOn Communications Corporation, Aleri, Inc., Concero, Inc., and Perficient, Inc.

        Mr. Skibo has been a director of iBasis since September 1999. He has been serving as President of iBasis Speech Solutions, Inc. since November 2001. From January 1999 to August 2001, Mr. Skibo served as the Chief Executive Officer and Chairman of Colo.com, a company that provided facilities and co-location services to communication and information technology industries. Colo.com filed for bankruptcy in June 2001. Since 1994, Mr. Skibo has served as Chairman and Chief Executive Officer of Strategic Enterprises and Communications, Inc., a venture capital firm. Mr. Skibo also serves as Chairman and Chief Executive Officer of Allied Telecommunications, a communications company. From 1985 to 1987, Mr. Skibo was President and CEO of US Sprint and its predecessor company, U.S. Telecom.

        Mr. Redfield has been a director of iBasis since September 1999. Mr. Redfield has been Senior Vice President, Manufacturing and Logistics of Cisco Systems, Inc. since February 1997. From September 1993 to February 1997, Mr. Redfield was Vice President of Manufacturing at Cisco. Mr. Redfield also is a director of Broadwing, Inc., CTC Communications Corp., and VA Linux Systems, Inc.

  Board Meetings and Committees

        The Board of Directors held a total of ten meetings during the year ended December 31, 2001. The Board of Directors has the following three committees:

        Compensation Committee—determines the compensation of our senior management and administers the stock option plans. Its members are Messrs. Gneezy, Corfield, and Redfield. The committee met seven times last year.

        Audit Committee—recommends engagement of the iBasis' independent auditors, consults with the iBasis' auditors concerning the scope of the audit, reviews the results of their examination, reviews and approves any material accounting policy changes affecting the company's operating results, and reviews the company's financial controls. Messrs. Corfield, King, and Redfield are members of the Audit Committee. It convened four times last year.

        Strategic Committee—evaluates and recommends a strategic course for iBasis. The Strategic Committee met four times last year. Its members are Messrs. Gneezy, King, and Skibo.

        Each of the directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board on which the director served during the year.

        The Board of Directors has no standing nominating committee. Our Board reviews potential candidates for directors.

Certain Transactions

        During 2001, iBasis paid Daniel J. Price, the former Senior Vice President of Speech Solutions and former director, approximately $138,750 in severance in accordance with a pre-existing employment agreement.

        Please refer to the section captioned "Compensation of Directors" for information regarding the award of option grants to certain of our directors.

        The Board of Directors unanimously recommends a vote "FOR" the election of each nominee listed above.

VOTING PROCEDURES

        The affirmative vote of a plurality of the shares of iBasis' common stock present or represented at the Annual Meeting and entitled to vote is required for the election of the Class 3 Directors. For purposes of determining whether our proposal has received the required vote, abstentions will not be included in the vote totals for the purposes of the election of a Director, and therefore will have no affect on the outcome of this vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that stated above. If other business should come before the Annual Meeting, the persons named in the proxies solicited hereby, each of whom is an iBasis employee, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.

SHAREHOLDER PROPOSALS

        It is currently contemplated that the 2003 Annual Meeting of Shareholders will be held on or about May 31, 2003. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 5, 2002. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

ANNUAL REPORT ON FORM 10-K

        A copy of iBasis' Annual Report on Form 10-K for the year ended December 31, 2001 will be furnished to shareholders together with this Proxy Statement. Copies of the Annual Report on Form 10-K are available without charge to each shareholder, upon written request to the Investors Relations department at our principal executive offices at 20 Second Avenue, Burlington, Massachusetts 01803.

Dated: April 4, 2001

DETACH HERE

PROXY

iBASIS, INC.

PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of iBasis, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 4, 2002, and hereby appoints Ofer Gneezy and Gordon VanderBrug, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of iBasis, Inc. to be held on Wednesday, May 22, 2002 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

See Reverse Side        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        See Reverse Side

Vote by Telephone	Vote by Internet
It's fast, convenient, and immediate!	It's fast, convenient, and your vote is immediately confirmed and posted.
Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).
Follow these four easy steps:	Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.	1. Read the accompanying Proxy Statement and Proxy Card.
2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2. Go to the Website http://www.eproxyvote.com/iBasis
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4. Follow the recorded instructions.	4. Follow the instructions provided.
Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/ibas anytime!
Do not return your Proxy Card if you are voting by Telephone or Internet.

DETACH HERE

/x/ Please mark votes as in this example.

1.	ELECTION OF THE DIRECTORS	Nominees:	(01) Ofer Gneezy (02) Charles Corfield (03) Carl Redfield

FOR ALL NOMINEES (except as marked below)		AGAINST ALL NOMINEES
/ /		/ /

To withhold authority		/ /
write in name(s)

	Mark here if you plan to attend the Meeting.	/ /	Mark here for address change and note at left.	/ /

Please sign exactly as your name(s) appear(s) hereon. All holders must sign.

Corporation or partnership, please sign in full corporate or partnership name by authorized person.
Signature:	Date:	Signature:	Date:

QuickLinks

Annual Meeting of Shareholders to Be Held on Wednesday, May 22, 2002
Security Ownership of Certain Beneficial Owners and Management
EXECUTIVE COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN AMONG iBASIS, THE NASDAQ STOCK MARKET (U.S.) COMPOSITE INDEX AND THE NASDAQ STOCK MARKET TELECOMMUNICATIONS INDEX
VOTING PROCEDURES
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K
DETACH HERE PROXY iBASIS, INC. PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
DETACH HERE